UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2003

INTERLINK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21808	77-0056625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

546 Flynn Road, Camarillo, California	93012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 484-8855

No Change

(Former name or former address, if changed since last report)

Item 5.    Other Events.

On July 25, 2003, the Registrant issued a press release (attached hereto as Exhibit 99.1 and which is incorporated by reference herein) announcing that certain of its employees and directors have exercised options to purchase, in the aggregate, approximately 1 million shares of the Registrant’s common stock and have resold the shares issued on exercise of such options in a privately negotiated block transaction. The options had an exercise price of $1.83 per share and were set to expire in September of this year.

On July 28, 2003, the Registrant issued a press release (attached hereto as Exhibit 99.2 and which is incorporated by reference herein) announcing that its Board of Directors has authorized the repurchase of up to 500,000 shares of its common stock, provided that the total purchase price for all shares purchased will not exceed $2,500,000.

Item 7.    Financial Statements and Exhibits.

(c)    Exhibits.

99.1    Press Release, dated as of July 25, 2003

99.2    Press Release, dated as of July 28, 2003

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2003.

Interlink Electronics, Inc.

By	/s/ Paul D. Meyer
Paul D. Meyer Chief Financial Officer

3

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated as of July 25, 2003

99.2	Press Release, dated as of July 28, 2003